SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K



                          CURRENT REPORT
             Pursuant to Section 13 or 15 (d) of
             The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):

                         August 6, 1999



                 FIRST FINANCIAL CORPORATION
    (Exact name of registrant as specified in its charter)



     Indiana                 0-16759               35-1546989
(State of Incorporation) Commission File Number   IRS Employer
                                                Identification
                                                    Number


      One First Financial Plaza, Terre Haute, Indiana 47807
             (Address of Principal Executive Offices)



                          812-238-6000
                (Registrant's Telephone Number)







Item 4.   Changes in Registrant s Certifying Accountant



     Registrant has appointed Crowe, Chizek and Company LLP (Crowe Chizek), Indianapolis, Indiana, as its independent accountants for the year ending December 31, 1999. This is a change in principal accountants approved by the Registrant s Examining and Trust Audit Committee. Crowe and Chizek was engaged by the registrant on August 6, 1999,and PricewaterhouseCoopers LLP(PWC) was dismissed on August 6, 1999.

     The audit reports of PWC on the registrant s consolidated financial statements as of and for the years ended December 31, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During 1998 and 1997 and the subsequent period through August 6, 1999 (date of dismissal), there were no disagreements between the registrant and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304 (a)(1)(v) of Regulation 8-K occurred during 1998 or 1997 or the subsequent period through August 6, 1999. A letter from PWC accompanies this filing as Exhibit 16.


Exhibit 16: A letter from PricewaterhouseCooper LLP

     A letter from PricewaterhouseCooper LLP will be filed as an amendment within five days.





                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  FIRST FINANCIAL CORPORATION



DATED: August 6, 1999             BY:    (Signature)
                                      Donald E. Smith,President